UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 4, 2006

(Date of earliest event reported)

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51802	16-1736884
(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-4100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 4, 2006, a newly established trust subsidiary of the Company, MHG Capital Trust I (the “Trust”), issued $50.0 million in trust preferred securities in a private placement.  The Company owns all of the $0.1 million outstanding common stock of the Trust. The Trust used the proceeds to purchase $50.1 million of junior subordinated notes (the “Notes”) issued by the Company which mature on October 30, 2036.  These Notes represent all of the Trust’s assets. The Notes were issued pursuant to a Junior Subordinated Indenture, dated as of August 4, 2006, between Morgans Hotel Group Co., Morgans Group LLC and JPMorgan Chase Bank, National Association (the “Indenture”). The terms of the Notes are substantially the same as the terms of the trust preferred securities. The terms of the trust preferred securities are governed by an Amended and Restated Trust Agreement, dated as of August 4, 2006, among Morgans Group LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association, and the Administrative Trustees named therein (the “Trust Agreement”). The Notes and the trust preferred securities have a fixed interest rate of 8.68% per annum during the first ten years, after which the interest rate will float and reset quarterly at the three-month LIBOR rate plus 3.25% per annum.  The securities are redeemable by the Trust after five years at par. To the extent the Company redeems Notes, the Trust is required to redeem a corresponding amount of trust preferred securities.

Net proceeds from the issuance of the Notes will be used by the Company to pay down the Company’s existing credit line and provide the Company with financing for development and other corporate activities.

The Indenture and the Trust Agreement are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibit 4.1: Junior Subordinated Indenture, dated as of August 4, 2006, between Morgans Hotel Group Co., Morgans Group LLC and JPMorgan Chase Bank, National Association

Exhibit 4.2: Amended and Restated Trust Agreement of MHG Capital Trust I, dated as of August 4, 2006, among Morgans Group LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association, and the Administrative Trustees Named Therein

Exhibit No.	Exhibit Description
4.1	Junior Subordinated Indenture, dated as of August 4, 2006, between Morgans Hotel Group Co., Morgans Group LLC and JPMorgan Chase Bank, National Association

4.2

Amended and Restated Trust Agreement of MHG Capital Trust I, dated as of August 4, 2006, among Morgans Group LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association, and the Administrative Trustees Named Therein

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: August 10, 2006	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

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